UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 28, 2010

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9901 Linn Station Road, Louisville, Kentucky		40223
(Address of principal executive offices)		(Zip code)

(502) 394-2100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On January 28, 2010, ResCare, Inc. amended its senior secured credit facility which was scheduled to expire on October 3, 2010.  The amendment increases the revolver capacity by $25 million to $275 million.  A $50 million “accordion feature” remains in place, which allows the Company to expand its total borrowing capacity to $325 million.  The amendment will result in somewhat higher borrowing costs for the Company, but does not significantly alter the existing required financial covenants.  The amendment provides for the exclusion of charges incurred in connection with the recently announced New Mexico judgment in the calculation of certain financial covenants.  The amended credit facility expires on July 28, 2013, and is secured by a lien on the assets of the Company and its subsidiaries.  The amended credit facility will be used primarily for working capital purposes, letters of credit required under the Company’s insurance programs and for acquisitions.

The nine commercial lenders participating in the original credit facility are also participating in and signed the amended credit facility:  JPMorgan Chase Bank, N.A.; National City Bank of Kentucky; General Electric Capital Corporation; U.S. Bank National Association; Fifth Third Bank, Kentucky, Inc.; Branch Banking and Trust Company; Old National Bank; Bank of America, N.A.; and Royal Bank of Canada.

Item 9.01   Financial Statements and Exhibits.

Exhibit 10

Second Amended and Restated Credit Agreement dated as of January 28, 2010, among the registrant, the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, Branch Banking and Trust Company and U.S. Bank National Association, as Documentation Agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Runners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: January 29, 2010	By	/s/ David W. Miles
David W. Miles
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

10

Second Amended and Restated Credit Agreement dated as of January 28, 2010, among the registrant, the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, Branch Banking and Trust Company and U.S. Bank National Association, as Documentation Agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Runners.